Exhibit 3.2

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

ARTICLES SUPPLEMENTARY

Ares Industrial Real Estate Income Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: Under a power contained in Article VI of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, redesignated and reclassified, and does hereby redesignate and reclassify, an aggregate of 1,000,000,000 of its authorized but unissued shares of Class T-R common stock, $0.01 par value per share, and 25,000,000 of its authorized but unissued shares of Class I-R common stock, $0.01 par value per share, as 1,025,000,000 shares of common stock, $0.01 per share (“Common Shares”), without further designation. Such redesignation and reclassification shall be effective, without further action, immediately upon the filing and acceptance of record of these Article Supplementary by the SDAT (the “Effective Time”), whereupon, and until further redesignated and reclassified pursuant to Article SECOND below, the Corporation will have 1,025,000,000 Common Shares without further designation authorized for issuance under the Charter.

SECOND:  Under the same power contained in Article VI of the Charter, the Board of Directors, by duly adopted resolutions, further redesignated and reclassified, and does below further redesignate and reclassify, effective, without further action, immediately upon the effectiveness at the Effective Time of Article FIRST above, the Common Shares redesignated and reclassified as such at the Effective Time pursuant to Article FIRST above, as (i) 425,000,000 shares of Class S-PR common stock, $0.01 par value per share (the “Class S-PR Common Shares”), (ii) 175,000,000 shares of Class D-PR common stock, $0.01 par value per share (the “Class D-PR Common Shares”), and (iii) 425,000,000 shares of Class I-PR common stock, $0.01 par value per share (the “Class I-PR Common Shares”), each a separate class of Common Shares, to have the additional preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption as provided below for the Class S-PR Common Shares, Class D-PR Shares and Class I-PR Common Shares, as applicable, which, upon any restatement of the Charter, shall become part of Article V or Article VI of the Charter, as appropriate, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. Unless otherwise defined or provided below, capitalized terms used below have the meanings given to them in the Charter.

Class S-PR Common Shares

(1) Authorized Shares. Of the total number of authorized but unissued Common Shares without further designation, 425,000,000 shares be and hereby are redesignated as “Class S-PR common stock,” $0.01 par value per share (“Class S-PR Common Shares”), and be and hereby are reclassified as a separate class of Common Shares, to have the additional preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, as follows immediately below.

(2) Definitions. As used herein, the following terms shall have the following meanings and shall be added to those definitions listed in Article V of the Charter unless the context otherwise requires:

“Class S-PR NAV Per Share” shall mean the net asset value per Class S-PR Common Share, calculated as described in the most recent Valuation Procedures.

“Class S-PR Conversion Rate” shall mean the fraction, the numerator of which is the Class S-PR NAV Per Share and the denominator of which is the Class I-PR NAV Per Share.

(3) Conversion of Class S-PR Common Shares to Class I-PR Common Shares. Each Class S-PR Common Share held in a Stockholder's account shall automatically and without any action on the part of the holder thereof convert into a number of Class I-PR Common Shares (including fractional shares) equal to the Class S-PR Conversion Rate on the earliest of (a) a Listing of any class of Common Shares, (b) a merger or consolidation of the Corporation with or into another entity in which the Corporation is not the surviving entity, or the sale or other disposition of all or substantially all of the Corporation’s assets, and (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that the Total Account-Level Underwriting Compensation paid with respect to all Class S-PR Common Shares held by such Stockholder within such account (including shares purchased through a Reinvestment Plan or received as stock dividends) equals or exceeds the limit, if any, set forth in any applicable agreement between the Dealer Manager and a Soliciting Dealer, of the aggregate purchase price of all Class S-PR Common Shares held by such Stockholder within such account and purchased in a Primary Offering.

(4) Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Class S-PR Common Shares will automatically convert to Class I-PR Common Shares (including fractional shares) at the Class S-PR Conversion Rate.

(5) Rights of Common Shares.  The holders of Class S-PR Common Shares, as holders of Common Shares, shall have and be subject to, as such holders, in addition to the above, the rights, restrictions and limitations otherwise applicable to the Common Shares under the Charter, including without limitation the terms of the Charter as may be otherwise be applicable to holders of shares Class S-PR Common Shares sold by the Corporation in a private offering by application of Section 6.2.1 of the Charter.

Class D-PR Common Shares

(1) Authorized Shares. Of the total number of authorized but unissued Common Shares without further designation, 175,000,000 shares be and hereby are redesignated as “Class D-PR common stock,” $0.01 par value per share (“Class D-PR Common Shares”), and be and hereby are reclassified as a separate class of Common Shares, to have the additional preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, as follows immediately below.

(2) Definitions. As used herein, the following terms shall have the following meanings and shall be added to those definitions listed in Article V of the Charter unless the context otherwise requires:

“Class D-PR NAV Per Share” shall mean the net asset value per Class D-PR Common Share, calculated as described in the most recent Valuation Procedures.

“Class D-PR Conversion Rate” shall mean the fraction, the numerator of which is the Class D-PR NAV Per Share and the denominator of which is the Class I-PR NAV Per Share.

(3) Conversion of Class D-PR Common Shares to Class I-PR Common Shares. Each Class D-PR Common Share held in a Stockholder's account shall automatically and without any action on the part of the holder thereof convert into a number of Class I-PR Common Shares (including fractional shares) equal to the Class D-PR Conversion Rate on the earliest of (a) a Listing of any class of Common Shares, (b) a merger or consolidation of the Corporation with or into another entity in which the Corporation is not the surviving entity, or the sale or other disposition of all or substantially all of the Corporation’s assets, and (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that the Total Account-Level Underwriting Compensation paid with respect to all Class D-PR Common Shares held by such Stockholder within such account (including shares purchased through a Reinvestment Plan or received as stock dividends) equals or exceeds the limit, if any, set forth in any applicable agreement between the Dealer Manager and a Soliciting Dealer, of the aggregate purchase price of all Class D-PR Common Shares held by such Stockholder within such account and purchased in a Primary Offering.

(4) Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Class D-PR Common Shares will automatically convert to Class I-PR Common Shares (including fractional shares) at the Class D-PR Conversion Rate.

(5) Rights of Common Shares.  The holders of Class D-PR Common Shares, as holders of Common Shares, shall have and be subject to, as such holders, in addition to the above, the rights, restrictions and limitations otherwise applicable to the Common Shares under the Charter, including without limitation the terms of the Charter as may be otherwise be applicable to holders of shares Class D-PR Common Shares sold by the Corporation in a private offering by application of Section 6.2.1 of the Charter.

Class I-PR Common Shares

(1) Authorized Shares. Of the total number of authorized Common Shares without further designation, 425,000,000 shares be and hereby are redesignated as “Class I-PR common stock,” $0.01 par value per share (“Class I-PR Common Shares”), and be and hereby are reclassified as a separate class of Common Shares, to have  the additional preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, as follows immediately below.

(2) Definitions. As used herein, the following terms shall have the following meanings and shall be added to those definitions listed in Article V of the Charter unless the context otherwise requires:

“Class I-PR NAV Per Share” shall mean the net asset value per Class I-PR Common Share, calculated as described in the most recent Valuation Procedures.

(3) Conversion. The Class I-PR Common Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

(4) Rights of Common Shares.  The holders of Class I-PR Common Shares, as holders of Common Shares, shall have and be subject to, as such holders, in addition to the above, the rights, restrictions and limitations otherwise applicable to the Common Shares under the Charter, including without limitation the terms of the Charter as may be otherwise be applicable to holders of shares Class I-PR Common Shares sold by the Corporation in a private offering by application of Section 6.2.1 of the Charter.

THIRD: Following the acceptance of these Articles Supplementary for record by the SDAT, and after giving effect to the redesignations and reclassifications provided for in Article FIRST and then Article SECOND above, the 1,500,000,000 Common Shares currently authorized for issuance by the Corporation shall be designated and classified as (i) 200,000,000 shares of Class T-R common stock, $0.01 par value per share, (ii) 200,000,000 shares of Class I-R common stock, $0.01 par value per share, (iii) 75,000,000 shares of Class D-R common stock, $0.01 par value per share, (iv) 425,000,000 shares of Class S-PR common stock, $0.01 par value per share, (v) 175,000,000 shares of Class D-PR common stock, $0.01 par value per share, and (v) 425,000,000 shares of Class I-PR common stock, $0.01 par value per share.

FOURTH: The Common Shares and the Class S-PR Common Shares, the Class D-PR Common Shares and the Class I-PR Common Shares have been designated and classified by the Board of Directors under the authority contained in the Charter. There is no change in the overall authorized number of shares of capital stock effected hereby.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Co-President and attested to by its Secretary on this 30th day of July, 2024.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.,

By:	/s/ Jeffrey W. Taylor
Name:	Jeffrey W. Taylor
Title:	Co-President

ATTEST:
By:	/s/ Joshua J. Widoff
Name:	Joshua J. Widoff
Title:	Secretary